UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1485933	26-3552213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza, No. 91 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China 100022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86 10 85712518

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 28, 2013, Trunkbow International Holdings Ltd., a Nevada corporation (the “Company”), received a letter from the Nasdaq Stock Market LLC (“Nasdaq”), which stated that, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets the requirement set forth in Nasdaq Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Rule”). In accordance with Nasdaq Rule 5810(c)(3)(A), the Company has been provided with a period of 180 calendar days, or until December 26, 2013, to regain compliance with the Minimum Bid Price Rule. The Company may regain compliance with the Minimum Bid Price Rule if the bid price of its common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days at any time prior to December 26, 2013.

The Company will consider available options to regain compliance with the Minimum Bid Price Rule by December 26, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2013	TRUNKBOW INTERNATIONAL HOLDINGS LTD.

	By:	/s/ Yuanjun Ye
Name: Yuanjun Ye Title: Chief Financial Officer